Exhibit 4.1

NBCUNIVERSAL ENTERPRISE, INC., Issuer

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON, Trustee

INDENTURE

Dated as of March 19, 2013

TABLE OF CONTENTS

		PAGE

ARTICLE 1
Definitions		1

Section 1.01.	Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in the Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).	1

ARTICLE 2
Securities		7

Section 2.01.	Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are

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	required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.	7
Section 2.02.	Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:	8
Section 2.03.	Amount Unlimited; Issuable in Series. Subject to compliance with this Section 2.03, the aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited.	8
Section 2.04.	Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed in the name of the Issuer by any one of the following officers: chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, secretary, controller or general counsel of the Issuer (an “Issuer Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.	10
Section 2.05.	Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, vice presidents or general counsel. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.	11
Section 2.06.	Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.	12

Section 2.07.	Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $100,000 in principal amount and multiples of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.	12
Section 2.08.	Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars; provided that there shall not be more than one Registrar at any given time. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at one of the offices or agencies to be maintained for the purpose as provided in Section 3.02 a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.	13
Section 2.09.	Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.	14
Section 2.10.	Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, cancellation, registration of transfer or exchange, or for credit against any

	payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of the Indenture. On written request of the Issuer at the time of such surrender, the Trustee shall deliver to the Issuer the Securities cancelled by the Trustee. In the absence of such request, the Trustee shall dispose of cancelled Securities held by it in accordance with its customary procedures and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.	15
Section 2.11.	Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.	15

Section 2.12.	Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in the Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon written request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.	16
Section 2.13.	Global Securities. (a) If the Issuer shall establish pursuant to Section 2.03 that the Securities of a particular series are to be issued as a Global Security, then the Issuer shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered by the Trustee to the Depositary or pursuant to

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	the Depositary’s instruction and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”	16
Section 2.14.	Transfer Restrictions. (a) The Issuer has not registered and does not intend to register as an investment company under the Investment Company Act. To the extent that at the time of issuance of the Securities of a series the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided in Section 3(c)(7) thereof, the Securities of such series shall be initially offered and sold only to persons that are both QIBs and QPs (and meet the other requirements set forth in Annex 1 hereto) and each Initial Purchaser of a Security of such series (or a beneficial interest therein) and, for so long as for purposes of compliance with the Investment Company Act the Issuer shall be relying on the exception provided by Section 3(c)(7) thereof, each subsequent purchaser or other transferee of the Securities of such series (or a beneficial interest therein), will be deemed by its acceptance or purchase thereof to have represented, warranted, acknowledged and agreed to the restrictions as set forth in Annex 1 hereto (except as otherwise provided in the case of Securities issued in definitive form). The Issuer shall not amend this Indenture to delete or change the provisions of this Section 2.14(a) or Annex 1 hereto without first providing the Trustee with an Opinion of Counsel to the effect that such changes or deletions will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(a) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.	18
Section 2.15.	CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.	22

ARTICLE 3
Covenants of the Issuer and the Guarantors		22

Section 3.01.	Payment of Principal and Interest. (a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified therefor in the terms of such series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the paying agent moneys in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case, unless the paying agent is the Trustee, the Issuer will promptly notify the Trustee of its compliance with this paragraph or any failure to take an action as required by this paragraph.	22
Section 3.02.	Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in New York City, N.Y., the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in the Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of the Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the agency to be maintained by it for each such purpose. In case the Issuer

	shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.	23
Section 3.03.	Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,	23
Section 3.04.	Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended December 31, 2013) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer or the treasurer of the Issuer as to his or her knowledge of the Issuer’s compliance, performance and observance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture), or if there has been a default, specifying the default and its nature and status.	24
Section 3.05.	Reports by the Issuer; 144A Information. (a) The Issuer will furnish to the Trustee any document or report the Issuer or Parent is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.05(a). Delivery of the reports, information and documents required by this section to be delivered to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.	24
Section 3.06.	Limitation on Liens.	24
Section 3.07.	Limitation on Sale and Lease-Back Transactions.	25
Section 3.08.	Existence. Except as permitted under Article 8, each of the Issuer and Parent covenants to do or cause to be done all things necessary to preserve and keep in full force and effect

	its existence, rights and franchises; provided, however, that neither the Issuer nor the Parent shall be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business.	26
Section 3.09.	Certain Definitions. As used in Sections 3.06 and 3.07 and this Section 3.09, the following terms have the meanings set forth below.	26

ARTICLE 4
Remedies of the Trustee and Holders on Event of Default		30

Section 4.01.	Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means the occurrence of one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):	30
Section 4.02.	Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (i) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (ii) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.	32

Section 4.03.	Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:	34
Section 4.04.	Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.	35
Section 4.05.	Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, each Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, each Guarantor, the Trustee and the Holders shall continue as though no such proceedings had been taken.	35
Section 4.06.	Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the affected Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have

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	offered to the Trustee such security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the affected Securities then Outstanding. It is understood and intended, and expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of any Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.	35
Section 4.07.	Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in the Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed or provided for in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.	36
Section 4.08.	Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.09 or Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.	36
Section 4.09.	Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of all affected series (voting

	together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of the Indenture. Subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.	36
Section 4.10.	Waiver of Past Defaults. Except as otherwise provided in Section 4.01, Section 4.07 and Section 7.02 the Holders of a majority in aggregate principal amount of the Outstanding Securities affected may, by notice to the Trustee, waive an existing default and its consequences on behalf of the Holders of all Outstanding Securities with respect to which such default has occurred and is continuing. Upon such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.	37
Section 4.11.	Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of the Securities of any series, as the names and addresses of such Holders appear on the Register, notice by mail of all defaults known to the Trustee which have occurred with respect to the Securities of such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured or waived before the giving of such notice (the term “default” or “defaults” for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the

	payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.	37
Section 4.12.	Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.12 does not apply to a suit instituted by a Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities or to a suit instituted by a Holder to enforce payment of principal of or interest on any Security on the respective due dates expressed or provided for in such Security.	37

ARTICLE 5
Concerning the Trustee		38

Section 5.01.	Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.	38
Section 5.02.	Trustee’s Obligations with Respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, any Obligor’s compliance with the covenants contained in Article 3 or with respect to any reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all certificates required under Section 3.04 and to fulfill its obligations under Article 5 hereof.	38
Section 5.03.	Moneys Held by Trustee. Subject to the provisions of Section 9.06 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the

	purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any moneys received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.	38
Section 5.04.	Reports by the Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2013, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Securities are listed and with the Commission if, and to the extent, required by Trust Indenture Act Section 313(d). The Issuer will promptly notify the Trustee in writing when Securities are listed on any stock exchange and of any delisting thereof.	38
Section 5.05.	Certain Rights of the Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):	39
Section 5.06.	Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.	41
Section 5.07.	Compensation and Indemnification of Trustee and Its Prior Claim.	41
Section 5.08.	Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Section 5.01 and Section 5.05, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof.	42
Section 5.09.	Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of

	Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture with respect to Securities of more than one series.	42
Section 5.10.	Persons Eligible for Appointment as Trustee. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.	42
Section 5.11.	Resignation and Removal; Appointment of Successor Trustee.	42
Section 5.12.	Acceptance of Appointment by Successor. Any successor Trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.06, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.	43
Section 5.13.	Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.	44
Section 5.14.	Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.	45
Section 5.15.	Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture,

	the Securities of any series or any Guarantee, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Securities of any series and (iii) is not responsible for any statement in the Securities of any series other than its certificate of authentication.	45

ARTICLE 6
Concerning the Holders		45

Section 6.01.	Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.	45
Section 6.02.	Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Section 5.01 and Section 5.05, the execution of any instrument by a Holder or his agent or proxy may be proved in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 6.01 is made by the Issuer.	46
Section 6.03.	Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and,

	subject to the provisions of the Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.	46
Section 6.04.	Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under the Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice from the Issuer that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.05, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.	46
Section 6.05.	Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01,

	of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.	47

ARTICLE 7
Amendments, Supplements and Waivers		47

Section 7.01.	Supplemental Indentures without Consent of Holders. The Issuer, when authorized by a Resolution of the Board of Directors, the Guarantors and the Trustee may amend or modify the Indenture or the Securities of any series or enter into an indenture supplemental hereto without notice to or the consent of any Holder in order to:	47
Section 7.02.	Supplemental Indentures with Consent of Holders.	48
Section 7.03.	Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a Resolution of the Board of Directors authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer and the Guarantors in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.	49
Section 7.04.	Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental

	indenture or waiver pursuant to the provisions hereof, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer, the Guarantors and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.	50
Section 7.05.	Effect of Consent. After an amendment, supplemental indenture or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplemental indenture or waiver is of the type requiring the consent of each Holder affected, the amendment, supplemental indenture or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.	50
Section 7.06.	Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series, as to any matter provided for by such amendment, supplemental indenture or waiver. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such amendment, supplemental indenture or waiver may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.	50

ARTICLE 8
Consolidation, Merger, Sale or Conveyance		51

Section 8.01.	Consolidation, Merger or Sale of Assets by the Issuer or Parent.	51
Section 8.02.	Successor Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s or Parent’s assets occurs in accordance with the Indenture, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had

	been named herein as the Issuer or Parent, as applicable, and the Issuer or Parent, as applicable, shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any Securities.	52

ARTICLE 9
Defeasance and Discharge; Unclaimed Moneys		52

Section 9.01.	Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations and the obligations of the Guarantors under the Indenture with respect to the Securities of any series and the Guarantees of the Securities of such series when:	52
Section 9.02.	Legal Defeasance. After the 91st day following the deposit referred to in Section 9.02(a), the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Securities of any series and the Indenture, other than the Issuer’s obligations in Article 2 and Section 3.02, Section 5.07, Section 5.11 and listed in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 9.01(c), and the Guarantees will no longer be in effect with respect to the Securities of such series, provided the following conditions have been satisfied:	53
Section 9.03.	Covenant Defeasance. After the 91st day following the deposit referred to in Section 9.02(a) with respect to the Securities of a series, the Issuer’s and the Guarantors’ obligations with respect to the Securities of such series set forth in Section 3.06, Section 3.07 and Section 8.01 will terminate and Section 4.01(c) (insofar as relating to the covenants subject to the covenant defeasance pursuant to this Section 9.03) will no longer constitute a default with respect to the Securities of such series, provided the following conditions have been satisfied:	54
Section 9.04.	Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.06, all moneys and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.02 with respect to the Securities of a series shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such moneys and Governmental Obligations (including the proceeds thereof) need not be segregated from other funds except to the extent required by law.	55

Section 9.05.	Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.	55
Section 9.06.	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.	56

ARTICLE 10
Miscellaneous Provisions		56

Section 10.01.	Incorporators, Stockholders, Employees, Officers and Directors Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, the Guarantees or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer, any Guarantor, or of any of their respective successors, either directly or through the Issuer, any Guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.	56
Section 10.02.	Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Securities,

	expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.	56
Section 10.03.	Successors and Assigns of Issuer Bound by Indenture. All the terms, covenants and agreements of the Issuer and, except as provided in Section 12.09, each Guarantor in the Indenture and the Securities shall bind its successors and assigns.	56
Section 10.04.	Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer or any Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to NBCUniversal Enterprise, Inc., c/o Comcast Corporation, One Comcast Center, Philadelphia, PA 19103-2838 (fax: (215) 286-7744), Attention: Treasurer and a copy of such notice or demand shall be sent Attention: General Counsel at the same address. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if in writing and given or made by being mailed by first-class mail, postage prepaid, addressed to the Corporate Trust Office of the Trustee, attention: Corporate Trust Administration.	56
Section 10.05.	Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of the Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.	57
Section 10.06.	Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 and Section 2.03

	pursuant to a Resolution of the Board of Directors and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to the Indenture, each in accordance with Section 2.03, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity of interest or principal or the date fixed for redemption, and no interest shall accrue for the period after such date.	58
Section 10.07.	Trust Indenture Act. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.	59
Section 10.08.	New York Law to Govern; Waiver of Trial by Jury. The Indenture, including any Guarantee, and each Security shall be governed by and construed in accordance with the laws of the State of New York.	59
Section 10.09.	Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.	59
Section 10.10.	Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.	59
Section 10.11.	Separability. In case any one or more of the provisions contained in the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of the Indenture or of such Securities, but the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.	59
Section 10.12.	Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer

	(software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.	59
Section 10.13.	U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.	60

ARTICLE 11
Redemption of Securities and Sinking Fund Provisions		60

Section 11.01.	Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.	60
Section 11.02.	Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer or otherwise shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days but not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register, unless another redemption notice period shall be established with respect to the Securities of a series as contemplated by Section 2.03. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.	60
Section 11.03.	Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and

	after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.	61
Section 11.04.	Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.	62

ARTICLE 12
Guarantees		62

Section 12.01.	The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably, fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.	62
Section 12.02.	Guarantees Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by.	62

Section 12.03.	Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of and interest on the Securities of each series and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Security or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.	63
Section 12.04.	Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.	63
Section 12.05.	Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities remains unpaid.	63
Section 12.06.	Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.	64
Section 12.07.	Limitation on Amount of Guarantees. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that no Guarantee shall constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are

	limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.	64
Section 12.08.	Execution and Delivery of Guarantees. The execution by each Guarantor of the Indenture evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantees set forth in the Indenture on behalf of the respective Guarantors.	64
Section 12.09.	Release of Guarantees. The Guarantee of a Guarantor will terminate upon:	64

THIS INDENTURE, dated as of March 19, 2013 among NBCUniversal Enterprise, Inc. (f/k/a Navy Holdings, Inc.), a Delaware corporation (the “Issuer” as more fully set forth in Section 1.01), the Guarantors party hereto and The Bank of New York Mellon (the “Trustee”),

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, for its lawful corporate purposes, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Securities, and each Guarantor has done all things necessary to make the Guarantees the valid obligations of the such Guarantors as hereinafter provided;

WHEREAS, all things necessary to make the Indenture a valid indenture and agreement according to its terms have been done;

WHEREAS, the Indenture is not subject to the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act by reason of being so qualified, but the Indenture will be governed by such provisions to the extent set forth herein; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in the Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

“Agent Member” means a member of, or a participant in, the Depositary.

“Aggregate Debt” has the meaning assigned to such term in Section 3.09.

“Attributable Liens” has the meaning assigned to such term in Section 3.09.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.12.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“Business Day” means, with respect to any Security, a day that in the Borough of Manhattan, City of New York is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Lease” has the meaning assigned to such term in Section 3.09.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“company” means a corporation or a limited liability company.

“Consolidated Net Worth” has the meaning assigned to such term in Section 3.09.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Depositary” means, with respect to Securities of any series, for which the Issuer shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Issuer pursuant to either Section 2.03 or Section 2.13.

“Event of Default” has the meaning assigned to such term in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” has the meaning assigned to such term in Section 3.09.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” means the guarantee of the Securities by a Guarantor pursuant to this Indenture.

“Guarantor” means each of Parent, Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC, in each case excluding such entities’ Subsidiaries, unless and until such Guarantor is released from its Guarantee pursuant to this Indenture.

“Hedging Obligations” has the meaning assigned to such term in Section 3.09.

“Holder” means the registered holder of any Security.

“Indebtedness” has the meaning assigned to such term in Section 3.09.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Initial Purchaser” means the initial purchaser named in the purchase or other transaction agreement relating to the offer of the Securities of a series to be issued under this Indenture.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Resolution of the Board of Directors or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“Issue Date” means the date on which any series of Securities are originally issued.

“Issuer” means, unless otherwise explicitly provided herein, the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person, in each case excluding the Subsidiaries of any such Person.

“Issuer Order” has the meaning assigned to such term in Section 2.04.

“Lien” has the meaning assigned to such term in Section 3.09.

“Notice of Default” has the meaning assigned to such term in Section 4.01(c).

“Obligor” means each of the Issuer and each Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer or president, or by any vice president, controller, secretary, any assistant secretary or general counsel of the Issuer.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and who is reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under the Indenture, except:

(a) Securities cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys or, if permitted hereby, Governmental Obligations in the necessary amount to pay all amounts then due shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 unless and until the Trustee and the Issuer receive proof satisfactory to them that the substituted Security is held by a bona fide purchaser.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01 and (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units will be the U.S. dollar equivalent, determined in accordance with the terms of such Security, on the Issue Date of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent of such Security of the amount determined as provided in clause (i) above) of such Security.

“Permitted Liens” has the meaning assigned to such term in Section 3.09.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Parent” means Comcast Corporation, including any successor entity.

“Property” has the meaning assigned to such term in Section 3.09.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QP” means a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

“record date” has the meaning assigned to such term in Section 2.07.

“Register” has the meaning assigned to it in Section 2.08.

“Registrar” means a Person engaged to maintain the Register.

“Resolution of the Board of Directors” means a copy of a resolution certified by the secretary, an assistant secretary or another officer of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Rule 144A Information” has the meaning assigned to such term in Section 3.05(b).

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning assigned to such term in the first recital of the Indenture, or, as the case may be, Securities that have been authenticated and delivered under the Indenture.

“Securities Act Legend” has the meaning assigned to such term in Section 2.14(c).

“Specified Non-Recourse Debt” has the meaning assigned to such term in Section 3.09.

“Subsidiary” has the meaning assigned to such term in Section 3.09.

“Surviving Entity” has the meaning assigned to such term in Section 8.01.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and any successor trustee under the Indenture pursuant to Article 5 and thereafter “Trustee” will mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series will mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“vice president” when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by such officer’s execution of such Securities.

Section 2.02. Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

by:
Authorized Signatory

Section 2.03. Amount Unlimited; Issuable in Series. Subject to compliance with this Section 2.03, the aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series including CUSIP numbers, if available (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11 or Section 11.03);

(c) the date or dates on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e) the right, if any, to extend the interest payment periods and the duration of such extension;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $100,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;

(k) whether the Securities are issuable under Rule 144A, Regulation S or any other exemption under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l) any and all other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series;

(m) whether the Securities are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(n) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(o) any provisions granting special rights to Holders when a specified event occurs;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person (within the meaning of Regulation S under the Securities Act) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;

(q) any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(r) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(s) any guarantor or co-issuer of the Securities of the series;

(t) any special interest premium or other premium;

(u) whether the Securities are convertible or exchangeable into common stock or other equity securities of the Issuer or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected; and

(v) the currency in which payments shall be made, if other than U.S. dollars.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Resolution of the Board of Directors and set forth in an Officer’s Certificate, or in any indenture supplemental hereto. The Issuer may, without the consent of the Holders, increase the principal amount of the Securities of any series by issuing additional Securities of the same series in the future on the same terms and conditions as the Securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that the additional Securities are fungible with the Securities of such series for U.S. federal income tax purposes. The additional Securities will have the same CUSIP number as the Securities of the applicable series. Under the Indenture, the Securities of any series and any additional Securities of such series the Issuer may issue in the future will be treated as a single series for all purposes under the Indenture, including for purposes of determining whether the required percentage of the Holders of record of the Securities of such series has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all Holders of the Securities of such series.

There shall be established in or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any additional Securities of any series:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to the Indenture;

(ii) the issue price, the issue date and the CUSIP number, if any, of such additional Securities and, to the extent applicable, the date from which interest shall accrue on, and the initial Interest Payment Date for, such additional Securities; and

(iii) whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed in the name of the Issuer by any one of the following officers: chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, secretary, controller or general counsel of the Issuer (an “Issuer Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of any Resolution or Resolutions of the Board of Directors, certified by the secretary or an assistant secretary of the Issuer, authorizing such series;

(b) an executed supplemental indenture, if any;

(c) in lieu of a supplemental indenture, an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and Section 2.03, respectively, and prepared in accordance with Section 10.05; and

(d) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Resolution of the Board of Directors and set forth in an Officer’s Certificate, or by a supplemental indenture as permitted by Section 2.01 and Section 2.03 in conformity with the provisions of the Indenture; and

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability.

Section 2.05. Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, vice presidents or general counsel. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper officer of the Issuer, although at the date of the execution and delivery of the Indenture any such person was not such an officer.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $100,000 in principal amount and multiples of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.

Except as otherwise provided pursuant to Section 2.03, the Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date for such series, in which case such defaulted interest shall be paid to the Persons in whose names

Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars; provided that there shall not be more than one Registrar at any given time. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at one of the offices or agencies to be maintained for the purpose as provided in Section 3.02 a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Neither the Issuer nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in an Officer’s Certificate or indenture supplemental hereto applicable to such series of Securities.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security, which has matured or is about to mature or has been called for redemption in full or has otherwise become or is about to become due and payable, shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) the Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, cancellation, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of the Indenture. On written request of the Issuer at the time of such surrender, the Trustee shall deliver to the Issuer the Securities cancelled by the Trustee. In the absence of such request, the Trustee shall dispose of cancelled Securities held by it in accordance with its customary procedures and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.

Section 2.12. Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in the Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon written request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.13. Global Securities. (a) If the Issuer shall establish pursuant to Section 2.03 that the Securities of a particular series are to be issued as a Global Security, then the Issuer shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Notwithstanding the provisions of Section 2.08, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to the Depositary for such series, to another nominee of the Depositary for such series or to a successor Depositary for such series selected or approved by the Issuer or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members. Upon the issuance of a registered Global Security, the

Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the Securities beneficially owned by the Agent Members. Any dealers, underwriters, initial purchasers or agents participating in the distribution of the Securities will designate the accounts to be credited. Ownership of beneficial interests in a registered Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the registered Global Security for all purposes under the Indenture. Except as described in this Section 2.13, owners of beneficial interests in a registered Global Security will not be entitled to have the Securities represented by the registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under the Indenture. Accordingly, each Person owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under the Indenture. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Issuer, the Trustee or any other agent of the Issuer, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

(b) If at any time the Depositary for a series of the Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, Section 2.13(a) shall no longer be applicable to the Securities of such series and the Issuer will execute, and subject to Section 2.08, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuer may, subject to the procedures of the Depositary, at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of Section 2.13(a) shall no longer apply to the Securities of such series. In such event the Issuer will execute and subject to Section 2.08, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.13(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Agent Members or otherwise, shall instruct the Trustee in writing. The Issuer and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary and shall incur no liability to any Person for any losses or damages arising as a result of any delay in receiving such instructions. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.14. Transfer Restrictions. (a) The Issuer has not registered and does not intend to register as an investment company under the Investment Company Act. To the extent that at the time of issuance of the Securities of a series the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided in Section 3(c)(7) thereof, the Securities of such series shall be initially offered and sold only to persons that are both QIBs and QPs (and meet the other requirements set forth in Annex 1 hereto) and each Initial Purchaser of a Security of such series (or a beneficial interest therein) and, for so long as for purposes of compliance with the Investment Company Act the Issuer shall be relying on the exception provided by Section 3(c)(7) thereof, each subsequent purchaser or other transferee of the Securities of such series (or a beneficial interest therein), will be deemed by its acceptance or purchase thereof to have represented, warranted, acknowledged and agreed to the restrictions as set forth in Annex 1 hereto (except as otherwise provided in the case of Securities issued in definitive form). The Issuer shall not amend this Indenture to delete or change the provisions of this Section 2.14(a) or Annex 1 hereto without first providing the Trustee with an Opinion of Counsel to the effect that such changes or deletions will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(a) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.

(b) Each Security of each series (whether a Global Security or a Security in definitive form) shall bear the restrictive legend substantially in the form set out in Exhibit A, for so long as, for purposes of compliance with the Investment Company Act, the Issuer is relying on the exception provided by Section 3(c)(7) thereof and such legend is required to ensure that the exception provided by Section 3(c)(7) is available to the Issuer. The Issuer shall not amend this Indenture to delete or change such legend without first providing the Trustee with an Opinion of Counsel to the effect that such deletions or changes will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(b) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.

(c) In addition, whether or not the Issuer is relying on Section 3(c)(7) of the Investment Company Act, each Security of each series will bear such part of the legend set forth in Exhibit A that is applicable to the Securities Act (or a legend substantially to such effect) (the “Securities Act Legend”) for so long as such portion of the legend and the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A. If Section 2.14(d) shall have been deleted or changed as provided therein, registered Securities in definitive form (whether originally issued in such form or issued under the circumstances set forth in Section 2.13(b)) may be resold, pledged, exchanged or otherwise transferred to a Person only if such Person is a QIB and such transfer meets the requirements of Rule 144A, in each case as certified in a transfer certificate (in the form attached hereto as Exhibit B but appropriately modified to give effect to any change or deletion of Section 2.14(d)). The Securities shall bear the Securities Act Legend, and the requirement for the delivery of such a transfer certificate shall remain in effect, until such time as the Trustee shall receive an Opinion of Counsel to the effect that such legend and the restrictions on transfer set forth therein are no longer required to ensure that transfers thereof comply with the provisions of Rule 144A.

(d) The provisions of this Section 2.14(d) shall remain applicable to the Securities of each series for so long as, for purposes of compliance with the Investment Company Act, the Issuer is relying on the exception provided by Section 3(c)(7) thereof and the provisions of this Section 2.14(d) are required to ensure that the exception provided by Section 3(c)(7) is available to the Issuer. Beneficial interests in Securities of a series represented by a Global Security may be resold, pledged, exchanged or otherwise transferred to Persons receiving beneficial interests in such Global Security upon such transfer only if such Persons are both QIBs and QPs (and meet the other requirements set forth in Annex 1 hereto) and the transfer meets the requirements of Rule 144A. Securities of a series originally issued in definitive form or issued under the circumstances set forth in Section 2.13(b) may be resold, pledged, exchanged or otherwise transferred to Persons receiving a Security in definitive form upon any such transfer only if such Persons are both QIBs and QPs (and meet the other requirements as set forth in Annex 1 hereto) and such transfer meets the requirements of Rule 144A, in each case as certified in a transfer certificate (in the form attached hereto as Exhibit B) delivered to the Issuer and the Trustee. No Security (or beneficial interest therein) shall be sold, exchanged or transferred (including, without limitation, by pledge or hypothecation) unless it is to a Person that is both a QIB and a QP and meets the other requirements set forth in Annex 1 hereto. Notwithstanding anything to the contrary in this Indenture, no transfer of a Security may be made if such transfer would require registration of the Issuer under the Investment Company Act. In the event a Global Security (or a beneficial interest therein) is exchanged for Securities in definitive form, each Person that purchases or otherwise acquires a Security in definitive form will be required to certify in a transfer certificate in the form of Exhibit B that it meets the requirements set forth above under Annex 1 hereto. In addition to the other requirements herein, the Issuer may request such additional documents and certifications as it may reasonably deem necessary (including but not limited to an Opinion of Counsel) in order to verify that a transfer of Securities is exempt from or not subject to registration under the Securities Act and other applicable securities laws and would not require the Issuer to register under the Investment Company Act. The Issuer may in its sole discretion deem as void and of no effect and deny any transfer of Securities (or a beneficial interest therein) if it determines in good faith that such transfer is subject to but not registered or exempt from registration under applicable securities laws or would require the Issuer to register under the Investment Company Act. The Issuer shall not amend this Indenture to delete or change the provisions of this Section 2.14(d) hereto without first providing the Trustee with an Opinion of Counsel to the effect that such action will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(d) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.

(e) The provisions of this Section 2.14(e) shall remain applicable to the Securities of each series for so long as, for purposes of compliance with the Investment Company Act, the Issuer is relying on the exception provided by Section 3(c)(7) thereof and the provisions of this Section 2.14(e) are required to ensure that the exception provided by Section 3(c)(7) is available to the Issuer. The Issuer shall be entitled to require any holder of a Security (or beneficial interest therein) that is determined in good faith by the Issuer not to have been both a QIB and a QP (and to have met the other requirements set forth under Annex 1 hereto) at the time of acquisition of such Security (or such beneficial interest), to sell such Security (or such beneficial interest), within 30 days after notice of the sale requirement is given to such holder by the Issuer, to a Person that is both a QIB and a QP meeting the requirements set forth under Annex 1 hereto and taking delivery in the form of an interest in a Security (or beneficial interest therein) in a transaction that is exempt from the registration requirements of the Securities Act and meets the requirements of Rule 144A. If such holder (or beneficial owner) fails to effect the sale within such 30-day period, the Issuer may cause such holder’s Security (or beneficial interest therein) to be transferred in a commercially reasonable sale (conducted in accordance with Sections 9-610, 9-611 and 9-627 of the Uniform Commercial Code as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Issuer (the form of such certification to be approved by the Issuer) that it is both a QIB and a QP meeting the other requirements set forth in Annex 1 hereto and is aware that the transfer is being made in reliance on Rule 144A, together with the other acknowledgements, representations, warranties and agreements deemed to be made by a transferee of a Security or beneficial interest therein taking delivery of an interest in a Security. After the receipt of a written notice from the Issuer of any such sale, the Trustee and any

Security registrar may treat the transferee of such interest as the owner thereof for all purposes hereunder. Alternatively, the Issuer shall be entitled to redeem such Security (or beneficial interest therein) upon 30 days’ notice to the holder thereof at a price equal to the least of (A) the purchase price paid by the holder of such Security (or beneficial interest therein), (B) 100% of the principal amount thereof or (C) the fair market value thereof as determined by the Issuer in good faith, plus, in each case, accrued and unpaid interest to, but excluding the redemption date. The Trustee shall not be responsible for determining whether the sale of any Security is required under this paragraph or for conducting or enforcing any such sale. The Issuer shall not amend this Indenture to delete or change the provisions of this Section 2.14(e) hereto without first providing the Trustee with an Opinion of Counsel to the effect that such action will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(e) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.

(f) The provisions of this Section 2.14(f) shall remain applicable to the Securities of each series for so long as, for purposes of compliance with the Investment Company Act, the Issuer is relying on the exception provided by Section 3(c)(7) thereof and the provisions of this Section 2.14(f) are required to ensure that the exception provided by Section 3(c)(7) is available to the Issuer.

The Issuer shall not offer the Securities in its own or any affiliated participant- directed employee plan.

Each time the Issuer provides Rule 144A Information in accordance with the provisions of Section 3.05(b), but in any event at least annually, the Issuer shall include a statement that (i) each holder of a Security (or beneficial interest therein) shall be deemed to have made the representations and agreements set forth in Annex 1 hereto, (ii) each holder of a Security (or beneficial interest therein) can only transfer such Security (or interest therein) to another QIB that is also a QP who shall be deemed to make the representations and agreements set forth in Annex 1 hereto, and (iii) the Issuer has the right to require any holder of a Security (or beneficial interest therein) that is determined not to have been both a QIB and a QP at the time it acquired such Security (or beneficial interest therein) to sell or redeem its Security (or beneficial interest therein). Such statement may be in the form of the special instructions included in the form of Important Notice attached as Annex 2 hereto.

The Issuer shall, on or promptly after the deposit of the Securities with the Depositary and on or promptly after each anniversary thereof for the period that such Securities are outstanding as one or more Global Securities, forward to the Depositary a copy of the Important Notice substantially in the form of Annex 2 hereto.

The Issuer shall not amend this Indenture to delete or change the provisions of this Section 2.14(f) hereto without first providing the Trustee with an Opinion of Counsel to the effect that such action will not require the Issuer to register as an investment company under the Investment Company Act. Regardless of whether the Issuer shall be relying on the exclusion from registration under the Investment Company Act provided by Section 3(c)(7) thereunder, the provisions of this Section 2.14(f) shall remain applicable to the Securities of a series until such time as the Trustee shall receive such an Opinion of Counsel.

Section 2.15. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

COVENANTS OF THE ISSUER AND THE GUARANTORS

Section 3.01. Payment of Principal and Interest. (a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified therefor in the terms of such series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the paying agent moneys in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case, unless the paying agent is the Trustee, the Issuer will promptly notify the Trustee of its compliance with this paragraph or any failure to take an action as required by this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Issuer or any affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any affiliate of the Issuer acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Payments in respect of the Securities represented by a Global Security are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security. Except as otherwise provided pursuant to Section 2.03, with respect to any certificated Security, the Issuer will make all payments by wire transfer of immediately available funds to the account specified by the Holder thereof to the paying agent at least five Business Days prior to the applicable date for such payment or, if no such account is specified, by mailing a check to such Holder’s registered address, subject to surrender of such Security, except in the case of payments of interest on any Interest Payment Date.

Section 3.02. Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in New York City, N.Y., the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in the Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of the Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the agency to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

Section 3.03. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.03(b) above, and

(d) that it will perform all other duties of paying agent as set forth in the Indenture.

Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 9.05 and Section 9.06.

Section 3.04. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended December 31, 2013) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer or the treasurer of the Issuer as to his or her knowledge of the Issuer’s compliance, performance and observance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture), or if there has been a default, specifying the default and its nature and status.

Section 3.05. Reports by the Issuer; 144A Information. (a) The Issuer will furnish to the Trustee any document or report the Issuer or Parent is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.05(a). Delivery of the reports, information and documents required by this section to be delivered to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

(b) The Issuer will, upon the request of a Holder of a series of Securities, promptly furnish or cause to be furnished the information required by Rule 144A(d)(4) (or any successor provisions thereto) under the Securities Act (“Rule 144A Information”) to such Holder or to a prospective purchaser of Securities designated by such Holder; notwithstanding the foregoing, so long as Parent is a person subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and a Guarantor of such series of Securities, the foregoing requirements will be deemed satisfied by Parent filing such documents and reports as Parent is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act to the extent such filings contain such Rule 144A Information.

Section 3.06. Limitation on Liens.

(a) With respect to the Securities of each series, each Obligor covenants not to create or incur any Lien on any of its Properties, whether now owned or hereafter acquired, in order to secure any of its Indebtedness, without effectively providing that the Securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the date of initial issuance of the Securities of such series;

(ii) Liens granted after the date of initial issuance of the Securities of such series, created in favor of the Holders of the Securities of such series;

(iii) Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Section 3.06(a), so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(iv) Permitted Liens.

(b) Notwithstanding Section 3.06(a), any Obligor may, without securing the Securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 3.06(a), if after giving effect thereto, its Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of the Parent’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of the Parent’s Consolidated Net Worth calculated as of the date of initial issuance of the Securities of such series; provided that Liens created or incurred pursuant to this Section 3.06(b) may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Section 3.07. Limitation on Sale and Lease-Back Transactions.

(a) With respect to the Securities of each series, each Obligor covenants not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the date of the initial issuance of the Securities of such series;

(ii) such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

(iii) such transaction involves a lease for less than three years;

(iv) such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Securities of such series pursuant to Section 3.06(a) above; or

(v) such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor (or the Issuer) may deliver Securities to the Trustee therefor for cancellation, such Securities to be credited at the cost thereof to the Obligor.

(b) Notwithstanding Section 3.07(a), any Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the Securities of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of the Parent’s Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of the Parent’s Consolidated Net Worth calculated as of the date of initial issuance of the Securities of such series.

Section 3.08. Existence. Except as permitted under Article 8, each of the Issuer and Parent covenants to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Issuer nor the Parent shall be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business.

Section 3.09. Certain Definitions. As used in Sections 3.06 and 3.07 and this Section 3.09, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(1) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the Securities and secured by Liens not permitted by the first sentence under Section 3.06(a), and

(2) such Obligor’s Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the Securities pursuant to Section 3.07(b).

“Attributable Liens” means in connection with a sale and lease-back transaction of an Obligor the lesser of:

(1) the fair market value of the assets subject to such transaction (as determined in good faith by the Board of Directors (in the case of the Issuer) or the equivalent governing body of any Guarantor); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities of each series issued under the Indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of this Indenture, whether entered into before or after the date of this Indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, the stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of this Indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate lock agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means, with respect to an Obligor:

(1) Liens on any of the applicable Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition; provided that with respect to this clause (a) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach and (c) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (2);

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(5) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(7) Liens in favor of the Issuer or any Guarantor;

(8) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(9) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(12) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of its business;

(13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;

(14) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(15) Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(16) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(17) Liens securing Specified Non-Recourse Debt;

(18) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(19) Take-or-pay obligations arising in the ordinary course of business.

“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Specified Non-Recourse Debt” means any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.01. Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means the occurrence of one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(b) default in the payment of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(c) default by any Obligor in the performance, or breach, of any of its covenants in respect of the Securities of such series (other than defaults pursuant to paragraphs (a) and (b) above), and continuance of such default or breach for a period of 90 days or more after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all affected series (voting together as a single class) thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Obligor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) any Obligor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Obligor or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(f) any Guarantee shall not be (or shall be claimed by the relevant Guarantor not to be) in full force and effect.

If an Event of Default specified in Sections 4.01(a), 4.01(b), 4.01(c) or 4.01(f) with respect to the Securities of one or more series occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee may, and at the direction of the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) by notice in writing to the Issuer, shall declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of each such series, together with all accrued and unpaid interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default specified in Sections 4.01(d) or 4.01(e) occurs and is continuing, then the entire principal amount of the Outstanding Securities will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration under Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 4.01(f) or any automatic acceleration under Sections 4.01(d) or 4.01(e), the Holders of a majority in principal amount of the Outstanding Securities of any series (each such series voting as a separate class) may rescind such acceleration with respect to the Securities of such series (x) if all existing Events of Default with respect to the Securities of such series, except for nonpayment of the principal and interest on the Securities of such series that have become due solely as a result of such acceleration, have been cured or waived, (y) if rescission of acceleration would not conflict with any judgment or decree and (z) if all sums paid or advanced by the Trustee in connection with any such Event of Default (including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, but excluding any such sums paid or advanced by the Trustee as a result of negligence or bad faith) have been paid.

The Holders of a majority in principal amount of the Outstanding Securities of all affected series (voting together as a single class) may, by written notice to the Issuer and the Trustee, also waive past defaults, except a default in the payment of principal of or interest on any Outstanding Security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected Holders.

For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such acceleration or declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (i) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (ii) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities of any series under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under the Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or

Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, each Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, each Guarantor, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.06. Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the affected Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the affected Securities then Outstanding. It is understood and intended, and expressly covenanted by the taker and Holder of every

Security with every other taker and Holder and the Trustee, that no one or more Holders of any Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in the Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed or provided for in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.09 or Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by the Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 4.09. Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of the Indenture. Subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in the Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 4.10. Waiver of Past Defaults. Except as otherwise provided in Section 4.01, Section 4.07 and Section 7.02 the Holders of a majority in aggregate principal amount of the Outstanding Securities affected may, by notice to the Trustee, waive an existing default and its consequences on behalf of the Holders of all Outstanding Securities with respect to which such default has occurred and is continuing. Upon such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of the Securities of any series, as the names and addresses of such Holders appear on the Register, notice by mail of all defaults known to the Trustee which have occurred with respect to the Securities of such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured or waived before the giving of such notice (the term “default” or “defaults” for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.12 does not apply to a suit instituted by a Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities or to a suit instituted by a Holder to enforce payment of principal of or interest on any Security on the respective due dates expressed or provided for in such Security.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default of which a Responsible Officer shall have actual knowledge or shall have received written notice from the Issuer or any Holder of Securities of any series has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) Except as otherwise provided in the Trust Indenture Act, no provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 5.02. Trustee’s Obligations with Respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, any Obligor’s compliance with the covenants contained in Article 3 or with respect to any reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all certificates required under Section 3.04 and to fulfill its obligations under Article 5 hereof.

Section 5.03. Moneys Held by Trustee. Subject to the provisions of Section 9.06 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any moneys received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.

Section 5.04. Reports by the Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2013, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Securities are listed and with the Commission if, and to the extent, required by Trust Indenture Act Section 313(d). The Issuer will promptly notify the Trustee in writing when Securities are listed on any stock exchange and of any delisting thereof.

The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

Section 5.05. Certain Rights of the Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed by the Trustee with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity as it may reasonably require against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable in its individual capacity for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel of its selection, and any advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be liable in its individual capacity for an error in judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(i) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

(j) The Trustee shall have no duty to see to any recording, filing or depositing of the Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to any such re-recording or re-filing or re-depositing thereof or to the maintenance of such security interest or the perfection thereof.

(k) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or any Holder of the Securities or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

(l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(o) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(p) Any notice, request or direction of the Issuer to the Trustee mentioned herein will be sufficiently evidenced by an Officer’s Certificate.

Section 5.06. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.07. Compensation and Indemnification of Trustee and Its Prior Claim.

(a) The Issuer will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Issuer and the Guarantors, jointly and severally, also covenant to indemnify the Trustee, its directors, officers, employees and agents and each predecessor Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of the Indenture or the trusts hereunder and the performance of its duties hereunder and under the Securities, including the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by the Issuer, a Guarantor, any Holder or any other Person) in the premises and the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers, or in connection with enforcing the provisions of this Section 5.07, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee.

(b) To secure the Issuer’s and the Guarantor’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all moneys or property held or collected by the Trustee, in its capacity as Trustee, except moneys or property held in trust to pay principal of, and interest on, particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(d) or Section 4.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The obligations of the Issuer and the Guarantors under this Section 5.07 shall survive the resignation and removal of the Trustee and payment of the Securities.

Section 5.08. Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Section 5.01 and Section 5.05, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof.

Section 5.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture with respect to Securities of more than one series.

Section 5.10. Persons Eligible for Appointment as Trustee. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 5.11. Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail, postage prepaid, to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of a series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor Trustee with respect to the Securities of such series with the consent of the Issuer by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Holders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 5.11 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.12.

(e) Any successor Trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 5.12. Acceptance of Appointment by Successor. Any successor Trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.06, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto prepared by and at the expense of the Issuer which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Upon acceptance of appointment by any successor Trustee as provided in this Section 5.12, the Issuer shall mail notice thereof by first-class mail, postage prepaid, to the Holders of Securities of any series for which such successor Trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.11. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.13. Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

In case at the time such successor to the Trustee shall succeed to the trusts created by the Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in the Indenture provided that the certificate of authentication of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.14. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

Section 5.15. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture, the Securities of any series or any Guarantee, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Securities of any series and (iii) is not responsible for any statement in the Securities of any series other than its certificate of authentication.

ARTICLE 6

CONCERNING THE HOLDERS

Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.

If the Issuer shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officer’s Certificate and subject to Section 6.02, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or to revoke the same, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action, may be given before or after the record date, but only the Holders as of such record date of the requisite proportion of Outstanding Securities of that series shall be entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.

Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Section 5.01 and Section 5.05) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Section 5.01 and Section 5.05, the execution of any instrument by a Holder or his agent or proxy may be proved in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 6.01 is made by the Issuer.

Section 6.03. Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of the Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under the Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice from the Issuer that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.05, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01. Supplemental Indentures without Consent of Holders. The Issuer, when authorized by a Resolution of the Board of Directors, the Guarantors and the Trustee may amend or modify the Indenture or the Securities of any series or enter into an indenture supplemental hereto without notice to or the consent of any Holder in order to:

(a) cure ambiguities, omissions, defects or inconsistencies;

(b) make any change that would provide any additional rights or benefits to the Holders of the Securities of any series;

(c) provide for or add guarantors with respect to the Securities of any series;

(d) secure the Securities of any series;

(e) establish the form or forms or terms of the Securities of any series as contemplated by Section 2.01 and Section 2.03 herein;

(f) provide for uncertificated Securities of any series in addition to or in place of certificated Securities of the applicable series;

(g) evidence and provide for the acceptance of appointment by a successor Trustee;

(h) provide for the assumption by a successor company of the Issuer’s or Parent’s obligations to the Holders of the Securities of any series in compliance with the applicable provisions of the Indenture;

(i) conform any provision in the Indenture or the terms of the Securities of any series to the prospectus, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered; or

(j) make any change that does not adversely affect the rights of any Holder in any material respect.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Holders.

(a) With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such amendment or supplemental indenture (voting together as a single class), the Issuer, when authorized by a Resolution of the Board of Directors, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series, and such Holders may waive future compliance by the Issuer with a provision of the Indenture or the Securities.

(b) Notwithstanding the provisions of paragraph (a), without the consent of the Holder of each affected Security of a particular series, an amendment, supplement or waiver may not:

(i) reduce the principal amount, or extend the fixed maturity, of the Securities of such series or alter or waive the redemption provisions of the Securities of such series;

(ii) impair the right of any Holder of the Securities of such series to receive payment of principal or interest on the Securities of such series on and after the due dates for such principal or interest;

(iii) change the currency in which principal or interest is paid;

(iv) reduce the percentage in principal amount Outstanding of Securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

(v) impair the right to institute suit for the enforcement of any payment on the Securities of such series;

(vi) waive a payment default with respect to the Securities of such series;

(vii) reduce the interest rate or extend the time for payment of interest on the Securities of such series;

(viii) adversely affect the ranking of the Securities of such series; or

(ix) release Parent from any of its obligations under its Guarantee other than pursuant to the terms of this Indenture.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 7.03. Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a Resolution of the

Board of Directors authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer and the Guarantors in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.

The Trustee, subject to the provisions of Sections 5.01 and 5.05, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplemental indenture or waiver executed pursuant to this Article 7 complies with the applicable provisions of the Indenture.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any amendment, supplemental indenture or waiver pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail, postage prepaid, to the Holders of each series affected thereby at their addresses as they shall appear on the Register of the Issuer, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Section 7.04. Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions hereof, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer, the Guarantors and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 7.05. Effect of Consent. After an amendment, supplemental indenture or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplemental indenture or waiver is of the type requiring the consent of each Holder affected, the amendment, supplemental indenture or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

Section 7.06. Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series, as to any matter provided for by such amendment, supplemental indenture or waiver. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such amendment, supplemental indenture or waiver may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01. Consolidation, Merger or Sale of Assets by the Issuer or Parent.

(a) Neither the Issuer nor Parent shall consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons (other than a transfer or other disposition of assets to any of the Issuer’s or Parent’s (so long as Parent is a Guarantor) wholly owned Subsidiaries) in a single transaction or through a series of transactions, unless:

(i) the Issuer or Parent, as applicable, shall be the continuing Person or, if the Issuer or Parent, as applicable, is not the continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any state or territory thereof or the District of Columbia;

(ii) the Surviving Entity shall expressly assume all of the Issuer’s or Parent’s, as applicable, obligations under the Securities and the Indenture, and shall, for that purpose, execute a supplemental indenture in form satisfactory to the Trustee which will be delivered to the Trustee;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

(iv) the Issuer or the Surviving Entity will have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this Section 8.01 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

(b) The restrictions in Section 8.01(a)(iii) shall not be applicable to:

(i) the merger or consolidation of the Issuer or Parent with an affiliate of such Person if the Board of Directors or the board of directors of Parent, as applicable, determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Issuer or Parent or convert the form of organization of the Issuer or Parent to another form; or

(ii) the merger of the Issuer or Parent with or into a single direct or indirect wholly owned Subsidiary of the Issuer or Parent (so long as Parent is a Guarantor) pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of the Issuer’s or Parent’s state of incorporation).

Section 8.02. Successor Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s or Parent’s assets occurs in accordance with the Indenture, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named herein as the Issuer or Parent, as applicable, and the Issuer or Parent, as applicable, shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any Securities.

ARTICLE 9

DEFEASANCE AND DISCHARGE; UNCLAIMED MONEYS

Section 9.01. Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations and the obligations of the Guarantors under the Indenture with respect to the Securities of any series and the Guarantees of the Securities of such series when:

(a) either (i) all the Securities of such series that have been authenticated and delivered have been cancelled or delivered to the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09); or (ii) all the Securities of such series issued that have not been cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at the Issuer’s expense, and the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Securities of such series to pay principal and interest; and

(b) The Issuer shall have paid or caused to be paid all other sums then due and payable under the Indenture with respect to the Securities of such series; and

(c) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Securities of such series have been complied with.

If the foregoing conditions are met, the Trustee, on written demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel complying with Section 10.05 and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging the Indenture with respect to the Securities of a series, except as to:

(i) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any;

(ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(iii) rights of Holders to receive payments when due of principal thereof and interest thereon;

(iv) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the obligations of the Issuer under Section 5.07;

(v) the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and

(vi) the rights of the Issuer to be repaid any money pursuant to Sections 9.05 and 9.06.

Section 9.02. Legal Defeasance. After the 91st day following the deposit referred to in Section 9.02(a), the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Securities of any series and the Indenture, other than the Issuer’s obligations in Article 2 and Section 3.02, Section 5.07, Section 5.11 and listed in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 9.01(c), and the Guarantees will no longer be in effect with respect to the Securities of such series, provided the following conditions have been satisfied:

(a) The Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of the Securities of such series cash, Governmental Obligations or a combination thereof (other than cash in an amount equal to moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.06), in each case, sufficient (with respect to Governmental Obligations, such sufficiency shall be measured with respect to the scheduled payments of principal and interest thereon) without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal of and interest on such Securities due on or prior to maturity or if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense, due on or prior to the redemption date;

(b) The Issuer has delivered to the Trustee an Opinion of Counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the Holders of the Securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c) No default with respect to the Outstanding Securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance under this Section 9.02, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

(d) The defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of such series were in default within the meaning of such Act;

(e) The defeasance will not result in a breach or violation of, or constitute a default under, the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), the Guarantees or any other material agreement or instrument to which the Issuer or Parent is a party;

(f) The defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

(g) The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with;

Prior to the end of the 91-day period, none of the Issuer’s or any Guarantor’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Securities and the Indenture except for the surviving obligations specified above.

Section 9.03. Covenant Defeasance. After the 91st day following the deposit referred to in Section 9.02(a) with respect to the Securities of a series, the Issuer’s and the Guarantors’ obligations with respect to the Securities of such series set forth in Section 3.06, Section 3.07 and Section 8.01 will terminate and Section 4.01(c) (insofar as relating to the covenants subject to the covenant defeasance pursuant to this Section 9.03) will no longer constitute a default with respect to the Securities of such series, provided the following conditions have been satisfied:

(a) The Issuer has complied with clauses (a), (c), (d), (e), (f) and (g) of Section 9.02; and

(b) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur.

Notwithstanding a covenant defeasance with respect to Section 8.01, any Person to whom a sale, assignment, conveyance, lease, transfer or other disposition is made pursuant to Section 8.01, shall as a condition to such sale, assignment, conveyance, lease, transfer or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Issuer to the Trustee under Section 5.07 and the second to the last paragraph of Section 9.04.

Except as specifically stated above, none of the Issuer’s or except as provided in Section 12.09, any Guarantor’s obligations under the Indenture will be discharged.

Section 9.04. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.06, all moneys and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.02 with respect to the Securities of a series shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such moneys and Governmental Obligations (including the proceeds thereof) need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Governmental Obligations deposited pursuant to Section 9.01 or Section 9.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any moneys held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.02(a) but which opinion need not be given unless Governmental Obligations have been deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, legal defeasance or covenant defeasance.

Section 9.05. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 9.06. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Incorporators, Stockholders, Employees, Officers and Directors Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, the Guarantees or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer, any Guarantor, or of any of their respective successors, either directly or through the Issuer, any Guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03. Successors and Assigns of Issuer Bound by Indenture. All the terms, covenants and agreements of the Issuer and, except as provided in Section 12.09, each Guarantor in the Indenture and the Securities shall bind its successors and assigns.

Section 10.04. Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer or any Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to NBCUniversal Enterprise, Inc., c/o Comcast Corporation, One Comcast Center, Philadelphia, PA 19103-2838 (fax: (215) 286-7744), Attention: Treasurer and a copy of such notice or demand shall be sent Attention: General Counsel at the same address. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if in writing and given or made by being mailed by first-class mail, postage prepaid, addressed to the Corporate Trust Office of the Trustee, attention: Corporate Trust Administration.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Where the Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of the Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 10.06. Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 and Section 2.03 pursuant to a Resolution of the Board of Directors and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to the Indenture, each in accordance with Section 2.03, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity of interest or principal or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 10.07. Trust Indenture Act. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

Section 10.08. New York Law to Govern; Waiver of Trial by Jury. The Indenture, including any Guarantee, and each Security shall be governed by and construed in accordance with the laws of the State of New York.

Each of the Issuer, each Guarantor and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture or the transactions contemplated hereby.

Section 10.09. Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.11. Separability. In case any one or more of the provisions contained in the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of the Indenture or of such Securities, but the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer or otherwise shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days but not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register, unless another redemption notice period shall be established with respect to the Securities of a series as contemplated by Section 2.03. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers, if available) and shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereby), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that unless the Issuer defaults in payment of the redemption price, on and after said date interest will cease to accrue thereon or on the portions thereof called for redemption. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer.

The election of the Issuer to redeem any Securities shall be evidenced by a Resolution of the Board of Directors or in another manner specified as contemplated by Section 2.03 for such Securities. In case of any redemption at the election of the Issuer or in the case of a mandatory redemption (other than a mandatory redemption scheduled to occur on fixed dates), the Issuer shall, at least 45 days (30 days if the Securities to be redeemed are Global Securities, the redemption is in whole and the Issuer prepares the notice of redemption) prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee or unless otherwise provided pursuant to Section 2.03), notify the Trustee of such redemption date, of the principal amount of Securities of such series to be redeemed and of the provision of the Securities of such series pursuant to which the redemption is to be made. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election or an obligation of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by lot by the Depositary in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Not later than 10:00 A.M. (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE 12

GUARANTEES

Section 12.01. The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably, fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 12.02. Guarantees Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Indenture or any Security, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Indenture or any Security;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in the Indenture or any Security;

(d) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Issuer, the Trustee, any other Guarantor or any other Person, whether in connection with the Indenture or unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity, irregularity or unenforceability relating to or against the Issuer for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Security or any other amount payable by the Issuer under the Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 12.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of and interest on the Securities of each series and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Security or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 12.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 12.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities remains unpaid.

Section 12.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 12.07. Limitation on Amount of Guarantees. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that no Guarantee shall constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 12.08. Execution and Delivery of Guarantees. The execution by each Guarantor of the Indenture evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantees set forth in the Indenture on behalf of the respective Guarantors.

Section 12.09. Release of Guarantees. The Guarantee of a Guarantor will terminate upon:

(a) a sale or other disposition (including by way of consolidation or merger) of a Guarantor other than Parent or the sale or disposition of all or substantially all the assets of such Guarantor (in each case other than to the Issuer or a Guarantor or a Person who, prior to such sale or other disposition, is an affiliate of the Issuer or a Guarantor);

(b) defeasance or discharge of the Securities, as provided in Article 9.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Guarantee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date set forth above.

NBCUNIVERSAL ENTERPRISE, INC., as Issuer

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

COMCAST CORPORATION, as Guarantor

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	SVP & Treasurer

COMCAST CABLE COMMUNICATIONS, LLC, as Guarantor

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	SVP & Treasurer

COMCAST CABLE HOLDINGS, LLC, as Guarantor

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	SVP & Treasurer

COMCAST MO GROUP, INC., as Guarantor

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	SVP & Treasurer

COMCAST MO OF DELAWARE, LLC, as Guarantor

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	SVP & Treasurer

[SIGNATURE PAGE TO INDENTURE]

2

EXHIBIT A

FORM OF RESTRICTIVE LEGEND

THE ISSUER HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) AND A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (C) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE ISSUER, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (D) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE

OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER, (F) WILL HOLD AND TRANSFER AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES AND (G) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER OR TO REDEEM THIS SECURITY OR SUCH BENEFICIAL INTERESTS.

[FOR GLOBAL SECURITIES]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,

AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[FOR SECURITIES IN DEFINITIVE FORM]

IN FURTHERANCE OF THE FOREGOING, PRIOR, AND AS A CONDITION, TO ANY OFFERING, SALE, PLEDGE OR TRANSFER OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHALL FURNISH TO THE ISSUER A SIGNED CERTIFICATION ON BEHALF OF ANY PROPOSED TRANSFEREE IN THE FORM SET FORTH IN EXHIBIT B TO THE INDENTURE AND SUCH OTHER INFORMATION AS THE ISSUER AND THE TRUSTEE SHALL REASONABLY REQUEST.

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of March 19, 2013, as amended or supplemented from time to time, among the Issuer, the Guarantors and The Bank of New York Mellon, as Trustee.

The undersigned purchaser hereby represents, warrants and agrees, on its own behalf and on behalf of each beneficial owner for whose account it is purchasing, that:

(A)	it (i) is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (ii) is aware that the sale of the Securities of the applicable series (the “notes”) to it is being made in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act and (iii) is acquiring such notes for its own account or the account of one or more qualified institutional buyers;

(B)	it (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Issuer will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the notes have not been and will not be registered under the Securities Act and (iii) is acquiring such notes for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing on the face of the notes are true, as the case may be;

(C)	it is not purchasing the notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act and will not sell participation interests in the notes or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the notes;

(D)	the certificates evidencing the notes will bear a legend to the following effect:

THE ISSUER HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) AND A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS

THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (C) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE ISSUER, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (D) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER, (F) WILL HOLD AND TRANSFER AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES AND (G) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY

PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER OR TO REDEEM THIS SECURITY OR SUCH BENEFICIAL INTERESTS.

[FOR GLOBAL SECURITIES]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[FOR SECURITIES IN DEFINITIVE FORM]

IN FURTHERANCE OF THE FOREGOING, PRIOR, AND AS A CONDITION, TO ANY OFFERING, SALE, PLEDGE OR TRANSFER OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHALL FURNISH TO THE ISSUER A SIGNED CERTIFICATION ON BEHALF OF ANY PROPOSED TRANSFEREE IN THE FORM SET FORTH IN EXHIBIT B TO THE INDENTURE AND SUCH OTHER INFORMATION AS THE ISSUER AND THE TRUSTEE SHALL REASONABLY REQUEST.

(E)	it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;

(F)	it is not a participant-directed employee plan, such as a 401(k) plan, as referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan;

(G)	it is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) an entity that has invested more than 40% of its assets in securities of the Issuer, giving effect to the amount invested in connection with its acquisition of the notes or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(H)	it was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the notes or investing in the Issuer;

(I)	it either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)51(C) of the Investment Company Act and the rules thereunder;

(J)	it will hold and transfer at least $100,000 principal amount of notes;

(K)	it will provide notice of the transfer restrictions described in this certificate of transfer to any subsequent transferees;

(L)	it acknowledges that the Issuer may receive a list of participants holding positions in the notes from one or more book-entry depositaries;

(M)	it acknowledges that the notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the notes have not been and will not be registered under the Securities Act and the Issuer has not been or will be registered under the Investment Company Act;

(N)	if in the future it decides to offer, resell, pledge or otherwise transfer the notes or beneficial interests therein, such notes or beneficial interests may be offered, resold, pledged or otherwise transferred only to a transferee who can make the same acknowledgements, representations, warranties and agreements as set forth in this certificate of transfer and the indenture on behalf of itself and each account for which it is purchasing and in accordance with the legend on such notes described above; and

(O)	it acknowledges that no representation or warranty is made by the Issuer or the initial purchasers as to the availability of any exemption under the Securities Act or any state securities laws for resale of the notes.

B-1

Dated:
[Type or print name of Transferee]

By:
Authorized Signatory

B-2

ANNEX 1

TRANSFER RESTRICTIONS

The provisions of this Annex 1 will be applicable to each series of Securities (the Securities of any such series, the “notes”) for so long as the Issuer is relying on the exception provided by Section 3(c)(7) of the Investment Company Act and to the extent that the provisions of this Annex 1 are required to ensure that the exception provided by Section 3(c)(7) is available to the Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture of which this Annex 1 forms a part.

Each purchaser of the notes (including the registered holders and beneficial owners of the notes as they exist from time to time, including as a result of transfers, in each case as of the time of purchase) will be deemed to have represented and agreed, on its own behalf and on behalf of each beneficial owner for whose account it is purchasing, as follows:

(A)	it (i) is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (ii) is aware that the sale of the Securities of the applicable series (the “notes”) to it is being made in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act and (iii) is acquiring such notes for its own account or the account of one or more qualified institutional buyers;

(B)	it (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Issuer will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the notes have not been and will not be registered under the Securities Act and (iii) is acquiring such notes for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing on the face of the notes are true, as the case may be;

(C)	it is not purchasing the notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act and will not sell participation interests in the notes or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the notes;

(D)	the certificates evidencing the notes will bear a legend to the following effect:

THE ISSUER HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE

Annex 1-1

TRANSFERRED EXCEPT TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) AND A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (C) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE ISSUER, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (D) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE NOTES OR INVESTING IN THE ISSUER, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER, (F) WILL HOLD AND TRANSFER AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES AND (G) UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET

Annex 1-2

FORTH HEREIN AND IN THE INDENTURE, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE INDENTURE MAY BE VOID AB INITIO. IF AT ANY TIME THE ISSUER DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE ISSUER MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF ISSUER, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE UNDER THE INDENTURE, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE ISSUER MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER OR TO REDEEM THIS SECURITY OR SUCH BENEFICIAL INTERESTS.

[FOR GLOBAL SECURITIES]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

[FOR SECURITIES IN DEFINITIVE FORM]

IN FURTHERANCE OF THE FOREGOING, PRIOR, AND AS A CONDITION, TO ANY OFFERING, SALE, PLEDGE OR TRANSFER OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHALL FURNISH TO THE ISSUER A SIGNED

Annex 1-3

CERTIFICATION ON BEHALF OF ANY PROPOSED TRANSFEREE IN THE FORM SET FORTH IN EXHIBIT B TO THE INDENTURE AND SUCH OTHER INFORMATION AS THE ISSUER AND THE TRUSTEE SHALL REASONABLY REQUEST.

(E)	it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;

(F)	it is not a participant-directed employee plan, such as a 401(k) plan, as referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan;

(G)	it is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) an entity that has invested more than 40% of its assets in securities of the Issuer, giving effect to the amount invested in connection with its acquisition of the notes or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(H)	it was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the notes or investing in the Issuer;

(I)	it either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)51(C) of the Investment Company Act and the rules thereunder;

(J)	it will hold and transfer at least $100,000 principal amount of notes;

(K)	it will provide notice of the transfer restrictions described in this Annex 1 of transfer to any subsequent transferees;

(L)	it acknowledges that the Issuer may receive a list of participants holding positions in the notes from one or more book-entry depositaries;

(M)	it acknowledges that the notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the notes have not been and will not be registered under the Securities Act and the Issuer has not been and will not be registered under the Investment Company Act;

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(N)	if in the future it decides to offer, resell, pledge or otherwise transfer the notes or beneficial interests therein, such notes or beneficial interests may be offered, resold, pledged or otherwise transferred only to a transferee who can make the same acknowledgments, representations, warranties and agreements as set forth in these transfer restrictions and the indenture on behalf of itself and each account for which it is purchasing and in accordance with the legend on such notes described above; and

(O)	it acknowledges that no representation or warranty is made by the Issuer or the initial purchasers as to the availability of any exemption under the Securities Act or any stat securities laws for resale of the notes.

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ANNEX 2

The Depository Trust Company

IMPORTANT

B#:	[—]

DATE:	[—]

TO:	ALL PARTICIPANTS

FROM:	, underwriting department

ATTENTION:	Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers

SUBJECT:	Section 3(c)(7) under the Investment Company Act of 1940, as amended, restrictions for owners of NBCUniversal Enterprise, Inc. [INSERT DESCRIPTION OF SECURITY].

A. CUSIP Number [—]

B. Security Description [INSERT DESCRIPTION OF SECURITY]

C. Offer Amount $[—]

D. Initial Purchasers [—]

E. Paying Agent [—]

F. Closing Date [—]

Special Instructions: See attached Important Instructions from the Issuer.

Annex 2-1

NBCUNIVERSAL ENTERPRISE, INC.

The Depository Trust Company

IMPORTANT NOTICE

DATE:	[—]

TO:	ALL PARTICIPANTS

FROM:	NBCUNIVERSAL ENTERPRISE, INC. (the “Issuer”)

SUBJECT:	Section 3(c)(7) restrictions for Issuer and insurance regulatory considerations for owners of the Securities.

Re:	INSERT DESCRIPTION OF SECURITY (the “Securities”).

The Issuer and the Initial Purchaser(s) referred to above are putting Participants of The Depository Trust Company (“DTC”) on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced Securities.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the above-referenced Securities, in global form, may only be made in minimum denominations of $100,000 and in multiples of $1,000 in excess thereof to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that must also be “qualified purchasers” (“QPs”) within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each purchaser of Securities, in global form, (I) represents to and agrees with the Issuer and the Initial Purchaser(s) that (i) the purchaser is a QIB that is also a QP; (ii) the purchaser is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan; (iv) the purchaser is acting for its own account, or the account of another QIB that is also a QP; (v) the purchaser is not formed, reformed or recapitalized for the specific purpose of investing in the Issuer (except where each beneficial owner of the purchaser is both a QIB and QP); (vi) the purchaser has not invested more than 40% of its assets in the Securities (or beneficial interests therein) and/or other securities of the Issuer after giving effect to the purchase of the Securities (or beneficial interests therein) (except where each beneficial owner of the purchaser is both a QIB and QP); (vii) the purchaser, and each account for which it is purchasing, must purchase, hold or transfer at least the minimum denomination of Securities; (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; and (ix) the purchaser is not a partnership, common trust fund, or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, may designate the particular investment to be made, or the

Annex 2-2

allocation thereof, unless all such persons are both QIBs and QPs; (II) acknowledges that the Issuer has not been registered under the Investment Company Act and the Securities have not been registered under the Securities Act; and (III) represents to and agrees with the Issuer that, for so long as the Securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities, in global form, except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Securities will bear a legend with respect to such transfer restrictions and that that the Issuer may receive a list of the participants from DTC or any other depository holding beneficial interests in the Securities.

Each purchaser of the Securities is responsible for determining for itself whether it has the legal power, authority and right to purchase such Securities or whether such purchase would subject it to the jurisdiction of any insurance or other regulatory authority. Neither the Issuer nor any other person involved in the original offering of the Securities expresses any view as to an investor’s legal power, authority or right to purchase such Securities or whether such purchase would subject it to the jurisdiction of any insurance or other regulatory authority. Investors are urged to consult their own legal advisors as to such matters.

The Indenture, dated as of March 19, 2013, among the Issuer, the Guarantors named therein and The Bank of New York Mellon, as trustee (as amended, supplemented or otherwise modified from time to time and in effect), provides that the Issuer shall have the right to require any holder of Securities, in global form, who is determined not to have been a QIB and a QP to sell their Securities to a person that is both a QIB and a QP in a transaction meeting the requirements of Rule 144A.

The restrictions on transfer required by the Issuer (outlined above) related to the Investment Company Act will be reflected under the notation “3c7” in DTC’s User Manuals and in upcoming editions of DTC’s Reference Directory.

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